UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2007

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26694	93-0945003
(Commission file number)	(IRS Employer Identification No.)

585 West 500 South, Bountiful, Utah	84010
(Address of principal executive offices)	(Zip code)

(801) 298-3360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, Specialized Health Products International, Inc. (the “Company”) executed an amendment to the employment agreement of the Company’s Chief Financial Officer, David A. Green, whereby (i) if Mr. Green is terminated for reasons other than disability, death or for cause, then his salary and medical benefits will continue for a period of twelve (12) months from the date of termination and his other benefits will cease as of the date of termination; and (ii) in the event of a merger, acquisition, or substantial sale of the Company’s controlling shares wherein the Company is no longer the controlling entity, if Mr. Green is not offered an equivalent position, he shall be entitled to severance pay and medical benefits for a period of twelve (12) months. All other terms of the employment agreement remain the same.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment No. 1 to Employment Agreement by and between the Company and David A. Green, dated as of July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2007	SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. By /s/ Jeffrey M. Soinski Jeffrey M. Soinski President, Chief Executive Officer, Director

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement by and between the Company and David A. Green, dated as of July 13, 2007.